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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS






As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 4, 2000 included in Caraustar Industries, Inc.'s Form 10-K for the year ended December 31, 1999 and all references to our Firm included in or made a part of this registration statement.



/s/ Arthur Andersen LLP

Atlanta, Georgia
May 12, 2000